UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 12, 2020

W. R. GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-13953	65-0773649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Grace Drive, Columbia, Maryland 21044-4098
(Address of principal executive offices) (Zip Code)
(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	GRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 8.01.	Other Events.
On June 12, 2020, W. R. Grace & Co. (“Grace”) issued a press release announcing that W. R. Grace & Co.-Conn., its wholly owned subsidiary (“Grace-Conn.”), upsized and priced an offering of $750 million aggregate principal amount of 4.875% senior notes due 2027 (the “New Notes”), at an issue price of 100.000%. The offering was upsized from the previously announced $550 million aggregate principal amount. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the pricing of the New Notes, Grace-Conn., Grace and certain of Grace’s existing domestic subsidiaries (together with Grace, the “Guarantors”), entered into a purchase agreement, dated as of June 12, 2020 (the “Purchase Agreement”), with certain initial purchasers named therein (the “Initial Purchasers"). The Purchase Agreement contains customary representations, warranties and agreements by Grace-Conn. and the Guarantors, including indemnification provisions with respect to disclosure made in connection with the New Notes.

Grace Conn. expects to use the net proceeds from the offering to redeem all of its existing 5.125% senior unsecured notes due in 2021 (the “Existing 2021 Notes”), with the remainder, if any, to be used for general corporate purposes. On June 12, 2020, Grace-Conn. caused to be delivered to holders of its Existing 2021 Notes a notice of conditional redemption for all $700 million of its Existing 2021 Notes. The redemption is conditioned upon Grace-Conn.’s completion of the offering. The expected redemption date is July 12, 2020.

The New Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute (i) an offer to sell or the solicitation of an offer to buy the New Notes or (ii) a notice of redemption of the Existing 2021 Notes, or an offer to tender for, or purchase, any of the Existing 2021 Notes or any other security. Any offers of the New Notes will be made only by means of a private offering memorandum. The New Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.
(d)           Exhibits

Exhibit No.	Description of Exhibit	Location
99.1	Press Release of W. R. Grace & Co. dated June 12, 2020.	Filed herewith
101.INS	Inline XBRL Instance Document	The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema	Filed herewith
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase	Filed herewith
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase	Filed herewith
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase	Filed herewith
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase	Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ William C. Dockman
William C. Dockman
Senior Vice President and Chief Financial Officer

Dated: June 12, 2020